Exhibit 99.1

FOR IMMEDIATE RELEASE

Supreme Industries Declares 6% Stock Dividend

Goshen, Ind.—Nov. 10, 2008—Supreme Industries, Inc. (AMEX: STS), a leading manufacturer of specialized commercial vehicles, including truck bodies, shuttle buses, armored vehicles and luxury motorcoaches, today announced a six percent (6%) stock dividend on its outstanding Class A and Class B Common Stock. The stock dividend is an increase from the prior two percent (2%) stock dividend to take into account the recent decline in the market value of the Company’s Class A Common Stock. Stockholders of record as of November 21, 2008, will receive the stock dividend for each share owned on that date, payable on November 28, 2008.

Due to present industry conditions, the Board of Directors decided last quarter to initiate a stock dividend program replacing cash dividend distributions. The Board intends to continue this stock dividend program until industry conditions improve and cash dividends can be resumed. Future dividend payments are necessarily subject to business conditions, the Company’s financial position, and requirements for working capital, property, plant, and equipment expenditures, and other corporate purposes.

Cash in lieu of fractional shares will be paid to stockholders based on the last sales price of the Company’s Class A Common Stock on the record date. As of November 4, 2008, Supreme Industries had 13,485,978 shares of Common Stock outstanding consisting of 11,421,371 shares of Class A Common Stock and 2,064,607 shares of Class B Common Stock.

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About Supreme

Supreme Industries, Inc. (STS), is a nationwide manufacturer of specialized truck bodies produced to the specifications of its customers. Supreme also manufactures special-purpose “shuttle-type” buses, armored vehicles, and luxury motorcoaches. The Company’s

Supreme Industries, Inc.

2581 East Kercher Road • PO Box 463 • Goshen, IN 46527

transportation equipment products are used by a wide variety of industrial, commercial, law enforcement, and Homeland Security customers.

News releases and other information on the Company are available on the Internet at:
http://www.SupremeInd.com or http://www.b2i.us/irpass.asp?BzID=1482&to=ea&s=0

This report contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), other than historical facts, which reflect the view of the Company’s management with respect to future events. When used in this report, words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” and similar expressions, as they relate to the Company or its plans or operations, identify forward-looking statements. Such forward-looking statements are based on assumptions made by and information currently available to the Company’s management. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations are reasonable, and it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations include, without limitation, an economic slowdown in the specialized vehicle industry, limitations on the availability of chassis on which the Company’s product is dependent, availability of raw materials, raw material cost increases, severe interest rate increases, and the current economic downturn. Furthermore, the Company can provide no assurance that such raw material cost increases can be passed on to its customers through implementation of price increases for the Company’s products. The forward-looking statements contained herein reflect the current views of the Company’s management with respect to future events and are subject to those factors and other risks, uncertainties and assumptions relating to the operations, results of operations, cash flows and financial position of the Company. The Company assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward-looking statements.

CONTACT:

Supreme Industries, Inc.
Robert W. Wilson, 574-642-4888
President and Chief Operating Officer

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